AMENDMENT NO. 1 TO

RESOURCE SECURITIES, INC.

DEALER MANAGER AGREEMENT

Amendment No. 1 (this “Amendment”) to the Dealer Manager Agreement, dated November 21, 2014, between Resource Real Estate Diversified Income Fund, a Delaware statutory trust (the “Fund”), and Resource Securities, Inc., a Delaware corporation (together with the Fund, the “Parties,” and each, a “Party”).

WHEREAS, the Parties have entered into a Dealer Manager Agreement, dated July 1, 2014 (the “Existing Agreement”); and

WHEREAS, the Parties desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendments to the Existing Agreement. As of the Effective Date (defined below), the first sentence of the Existing Agreement is hereby amended to read as follows:

The undersigned, Resource Real Estate Diversified Income Fund (the “Fund”), a Delaware statutory trust corporation, is conducting a continuous offering (the “Offering”) of its Class A, Class C and Class W shares of beneficial interest (collectively, the “Shares”).

3. Date of Effectiveness; Limited Effect. This Amendment will become effective as of the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

RESOURCE REAL ESTATE DIVERSIFIED INCOME FUND
a Delaware statutory trust

November 21, 2014	By: /s/ Alan Feldman
Date	Alan Feldman, CEO

RESOURCE SECURITIES, INC.,
a Delaware corporation

November 21, 2014	By: /s/ Darshan V. Patel
Date	Darshan V. Patel, President

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